UNITED STATES
                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549


                                        FORM 8-K


                                      CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):  October 28, 2004


                                      HUMAN BIOSYSTEMS
                     (Exact name of registrant as specified in its charter)

                                           000-28413
                                   (Commission File Number)

                   California                              77-0481056
             (State or other jurisdiction    I.R.S. Employer Identification No.)
             of incorporation or organization)

                              1127 Harker Avenue, Palo Alto, CA 94301
                    (Address of Principal Executive Offices Including Zip Code)

              Registrant's telephone number, including area code: (650) 323-0943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
======================================================================

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective October 28, 2004, Human BioSystems, a California corporation (the "Company"), entered into a loan agreement (the "Loan Agreement") with Pini Ben David (Grunspan), an individual unaffiliated with the Company who resides in Switzerland (the "Lender"). The Loan Agreement calls for Lender to loan the Company an aggregate of $2,300,000 EUR (the "Loan"). The Loan bears interest at the rate of three percent per annum, with payments of interest due monthly and all principal plus accrued but unpaid interest due and payable on November 1, 2007. Repayment of the Loan is secured by 23,000,000 shares of the Company's common stock issued under Regulation S under the Securities Act of 1933, as amended (the "Shares"). Pursuant to the Loan Agreement and an Escrow Agreement between the Company and Lender, a certificate representing the Shares is being delivered to lender to hold until funds for repayment of the Loan have been delivered to the escrow agent. When such funds have been delivered to the escrow agent, lender will deliver the certificate to the escrow agent, and the escrow agent will disburse the funds and the certificate. The Loan Agreement will terminate, and the Shares will be immediately returned to the Company, in the event that the Loan funds are not delivered to the Company by the 15th calendar day following the date of the Loan Agreement (November 13, 2004).

The Company intends to use the proceeds from the Loan primarily for working capital, including but not limited to the commencement of the second-stage program to refine and validate its breakthrough storage technologies for donor organs.

Any description of the terms, conditions and covenants of the Loan Agreement and the Escrow Agreement is qualified in its entirely by reference to such agreements, which are attached as exhibits and incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As described in Item 1.01 above, effective October 28, 2004, the Company entered into the Loan Agreement with the Lender for the Loan in the aggregate principal amount of $2,300,000 EUR. The Loan bears interest at the rate of three percent per annum, with payments of interest due monthly and all principal plus accrued but unpaid interest due and payable on November 1, 2007. The Company may prepay all or part of the Loan without penalty. Repayment of the Loan is secured by the Shares, issued under Regulation S under the Securities Act of 1933, as amended. Pursuant to the Loan Agreement and an Escrow Agreement between the Company and Lender, a certificate representing the Shares is being delivered to lender to hold until funds for repayment of the Loan have been delivered to the escrow agent. When such funds have been delivered to the escrow agent, lender will deliver the certificate to the escrow agent, and the escrow agent will disburse the funds and the certificate. The Loan Agreement will terminate, and the Shares will be immediately returned to the Company, in the event that the Loan funds are not delivered to the Company by the 15th calendar day following the date of the Loan Agreement (November 13, 2004).

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As described in Item 1.01 above, effective October 28, 2004, the Company pledged the Shares to the Lender to secure repayment of the Loan. The Shares were issued under Regulation S under the Securities Act of 1933, as amended. The issuance was made in an "offshore transaction" as defined in Regulation S, to a person other than a "U.S. Person." The investor represented to the Company that he would resell the Shares only in accordance with Regulation S, and the certificates evidencing the Shares bear a legend restricting transfer except pursuant to Regulation S.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Exhibits:  The following exhibits are included as part of this
        Report:

        Exhibit No.		Description
        -------------------------------------
        10.1	Loan Agreement, dated October 28. 2004, by and between
                the Company and Lender.

        10.2	Escrow Agreement, dated October 28, 2004, by and among
                the Company, Lender and Silicon Valley Law Group.

SIGNATURES

 Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUMAN BIOSYSTEMS

By: /s/ Harry Masuda
       ___________
        Harry Masuda
        Chief Executive Officer

Date:  November 3, 2004